United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2007
(Date of Report)

Best Care, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139564	20-5659065
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Chicago Avenue, Suite 803 Evanston, Illinois	60022
(Address of principal executive offices)	(Zip Code)

(847)224-6999
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On October 19, 2007, the Best Care, Inc. (the “Registrant”) entered into an agreement and plan of merger with BCAE Merger Sub, Inc. (“Sub”), China Baolong Logistic Limited (“CBL”), Jing-Xue Sun, Ying Zhang, Hong-Cai Sun, Yi-Xiang Yu, Jing-Shu Sun, Ruo-Gu Zhong, Yan Zhang, Xin-Hua Li, Zhong-Zhi Yu, Guo-Cai Wang, Shenzhen Huayin Guaranty & Investment Company Limited, Billion Hero Investments Limited, ARJUNO Investments Limited, Innovation Gainings Investments Limited, Even Bright Investment Limited, Volento Investments Limited, Nation City Investments Limited, and Quick Agent Investments Limited (the “Merger Agreement”). A copy of the Merger Agreement is being filed as Exhibit 10.1 to this Current Report.

The transaction described in the Merger Agreement is referred to in this Current Report as the “Merger Transaction.” A summary of the Merger Transaction, as well as the material terms and conditions of the Merger Agreement, are set forth below, but such summary is qualified in its entirety by the terms and condition of the Merger Agreement, which are incorporated herein by this reference.

1. The Parties to the Merger Agreement

Prior to the completion of the Merger Transaction on October 19, 2007, Sub was a Nevada corporation and a wholly owned subsidiary of the Registrant.

CBL is a corporation formed on March 7, 2007 under the laws of the British Virgin Island. CBL owns all of the issued and outstanding stock and ownership of Beijing Baolong Logistics Company Limited. Additional information about CBL, including audited financial statements for the past two fiscal years, is contained elsewhere in this Current Report.

Prior to the completion of the Merger Transaction on October 19, 2007, Jing-Xue Sun, Ying Zhang, Hong-Cai Sun, Yi-Xiang Yu, Jing-Shu Sun, Ruo-Gu Zhong, Yan Zhang, Xin-Hua Li, Zhong-Zhi Yu, Guo-Cai Wang, Shenzhen Huayin Guaranty & Investment Company Limited, Billion Hero Investments Limited, ARJUNO Investments Limited, Innovation Gainings Investments Limited, Even Bright Investment Limited, Volento Investments Limited, Nation City Investments Limited, and Quick Agent Investments Limited were the shareholders of CBL (the “CBL Shareholders”). In addition, Jing Xue Sun is the president and director of CBL.

2. The Merger Transaction

Pursuant to the Merger Agreement, CBL merged with Sub, with CBL as the survivor of the merger. As a result of the Merger Transaction, CBL became a wholly owned subsidiary of the Registrant, which, in turn, made the Registrant the indirect owner of the Chinese operating company subsidiary of CBL (Beijing Baolong Logistics Company Limited).

3. The Merger Consideration

Under the Merger Agreement, in exchange of surrendering their shares in CBL, the CBL Shareholders received both stock consideration and cash consideration. The stock consideration consisted of 89,192,441 newly issued shares of the Registrant’s common stock, which were divided proportionally among the CBL Shareholders in accordance with their respective ownership interests in CBL immediately before the completion Merger Transaction.

4. The Merger Agreement

There was no delay between the signing of the Merger Agreement and the closing of the Merger Agreement; both occurred on October 19, 2007. The Merger Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the merger consideration, the process of exchanging the consideration and the effect of the merger. The Merger Agreement contains reciprocal indemnification provisions that provide for indemnification in the event of a breach of a representation or warranty. The indemnification provisions survive the closing of the Merger Transaction for 18 months.

5. Material Relationships

There were no material relationships between the Registrant or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 19, 2007, the Registrant entered into the Merger Agreement, pursuant to which the Registrant completed the Merger Transaction and acquired CBL from the CBL Shareholders and thereby indirectly acquired CBL’s Chinese operating subsidiary company. Further information about the Merger Agreement and the Merger Transaction is provided above under Item 1.01 of this Current Report.

In exchange of surrendering their shares in CBL, the CBL Shareholders received only stock consideration. The stock consideration consisted of 89,192,441 newly issued shares of the Registrant’s common stock, which were divided proportionally among the CBL Shareholders in accordance with their respective ownership interests in CBL immediately before the completion Merger Transaction. Further information about the merger consideration is provided above under Item 1.01 of this Current Report.

There were no material relationships between the Registrant or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Merger Transaction. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10-SB under the Exchange Act, reflecting the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger Transaction, with such information reflecting the Registrant and its securities upon consummation of the Merger Transaction.

Description of Business

China Baolong Logistic Limited, or CBL, is a holding company with no operation and was formed on March 7, 2007 under the laws of the British Virgin Island. CBL owns all of the issued and outstanding stock and ownership of Beijing Baolong Logistics Company Limited (“BBL”). The predecessor of BBL was Beijing Xiangyun Electronic Transportation Company Limited established in 1990 and changed its name to Baolong Logistics Company Limited (“BBL”) in 1994. Currently, BBL engages mainly in distribution of books to retail book sellers, eggs to retail stores, and raw logs to saw mills and paper mills. BBL is a logistics company that engages railway and highway logistic transportation. BBL also offers storage service for big cargoes.

In terms of operation scale, BBL has 24 branches nationwide. The headquarters of BBL is located in Tongzhou District, Beijing, covering an area of 100 acres, including a standard storage of nearly 30,000 square meters with professional hoisting equipment. BBL has a total of approximately 962 employees. CBL, the holding company, does not have any employees.

Book Distribution

Book distribution is the core business of BBL. BBL has well-established modern business operating system and multiple different transportation routes. These two factors have separated BBL from the other competitors in the same industry and are the factors that enable BBL to have a larger market shares than the others. Since 2006, BBL undertakes all the distribution of the products from Zhongxin Publisher, National Defense Industry Publisher, Shanghai Jiaotong Universtiy Publisher, Chongqing Shilin Medical Company Limited, Labor Protection Publisher, China Import and Export Limited, Chengdu Electronic Technology University Publisher, and Qinchuan Literature Books Limited.

Egg Distribution

Egg distribution is one of the earliest distribution items of BBL. The three destinations for most of the eggs distribution are Guangzhou, Hong Kong and Macao. Presently, BBL distributes eggs from Shenyang City and Beijing City to Guangzhou, Hong Kong, and Macao.

Medicine Distribution

Medicine distribution is also one of the earliest distribution items of BBL. A lot of the medicine products from the northern provinces of China are distributed by BBL to Guangzhou, Hong Kong, and Macao.

Customers and Competitors

BBL’s top five customers are:

1.	Higher Education Press.
2.	Zhongxin Press.
3.	Foreign Language Teaching and Study Press.
4.	Beijing University Press.
5.	Mechanical Engineering Industry Press.

BBL’s top five competitors are:

1.	Jiaji Logistics
2.	Jinghan Logistics
3.	Hongxianda Logistics
4.	Wave Logistics
5.	Liulin Logistics

Industry

In recent years, with the rapid development of economy in China, modern logistics has been developing flourishingly and play an important role in the modern life. The scale of logistics and the facilities of storage keep on expanding. The storage area in the field of business trade circulation has been increased substantially over the past five years. The circulation mainly covers the fields of grain, oil, cotton, food, chemical engineering, commercial products, cold storage and others which are distributed widely around the country. Modern storage technologies such as tiered warehouse facility, special-purpose fork truck, container car and motor van come into use widely. The dispatching chain of logistics has also formed into system.  Modern methods of logistic management in the character of information technology and supply chain idea have come into the field of retail. Walmart, Jingong, Guomei and other key enterprises have established logistic dispatching networks which support the chain operation for development.

Risk Factors Relating to the Business of CBL and Subsidiary

Current management’s decision to change the business focus of the Company from the healthcare industry to the logistics industry could ultimately prove to be unsuccessful, harming our business operations and prospects.

Current management’s decision to change the business focus of the Company from the healthcare service industry to the logistics industry could ultimately prove to be unsuccessful, harming our business operations and prospects.

Market risk

Our exposure to market risk is directly related to China’s economy, especially the logistics market. If the economy or logistics market were to slow down due to political, economic or other reasons, company operations and revenue would be adversely impacted.

The inability to successfully manage the growth of our business may have a material adverse effect on our business, results or operations and financial condition.

We expect to experience growth in the number of employees and the scope of our operations as a result of internal growth and acquisitions. Such activities could result in increased responsibilities for management. Our future success will be highly dependent upon our ability to manage successfully the expansion of operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to implement adequate improvements to financial, inventory, management controls, reporting, union relationships, order entry systems and other procedures, and hire sufficient numbers of financial, accounting, administrative, and management personnel. There can be no assurance that we will be able to identify, attract and retain experienced accounting and financial personnel.

Our future success depends on our ability to address potential market opportunities and to manage expenses to match our ability to finance operations. The need to control our expenses will place a significant strain on our management and operational resources. If we are unable to control our expenses effectively, our business, results of operations and financial condition may be adversely affected.

Risks related to doing business in China

Our business operations take place primarily in China. Because Chinese laws, regulations and policies are continually changing, our Chinese operations will face several risks summarized below.

Limitations on Chinese economic market reforms may discourage foreign investment in Chinese businesses.

The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China. The economic reforms in China in recent years are regarded by China’s central government as a way to introduce economic market forces into China. Given the overriding desire of the central government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

Any change in policy by the Chinese government could adversely affect investments in Chinese businesses.

Changes in policy could result in imposition of restrictions on currency conversion, imports or the source of suppliers, as well as new laws affecting joint ventures and foreign-owned enterprises doing business in China. Although China has been pursuing economic reforms for the past two decades, events such as a change in leadership or social disruptions that may occur upon the proposed privatization of certain state-owned industries, could significantly affect the government’s ability to continue with its reform.

We face economic risks in doing business in China.

As a developing nation, China’s economy is more volatile than that of developed Western industrial economies. It differs significantly from that of the U.S. or a Western European country in such respects as structure, level of development, capital reinvestment, resource allocation and self-sufficiency. Only in recent years has the Chinese economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity. In 1993, the Constitution of China was amended to reinforce such economic reforms. The trends of the 1990s indicate that future policies of the Chinese government will emphasize greater utilization of market forces. For example, in 1999 the Government announced plans to amend the Chinese Constitution to recognize private property, although private business will officially remain subordinated to the state-owned companies, which are the mainstay of the Chinese economy. However, there can be no assurance that, under some circumstances, the government’s pursuit of economic reforms will not be restrained or curtailed. Actions by the central government of China could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for our Chinese operations.

The Chinese legal and judicial system may negatively impact foreign investors.

In 1982, the National People’s Congress amended the Constitution of China to authorize foreign investment and guarantee the “lawful rights and interests” of foreign investors in China. However, China’s system of laws is not yet comprehensive. The legal and judicial systems in China are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in China lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. China’s legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting China’s political, economic or social life, will not affect the Chinese government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.
The practical effect of the Peoples Republic of China legal system on our business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several states. Similarly, the People’s Republic of China accounting laws mandate accounting practices, which are not consistent with U.S. Generally Accepted Accounting Principles. China’s accounting laws require that an annual “statutory audit” be performed in accordance with Peoples Republic of China accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the Peoples Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designate financial and tax authorities, at the risk of business license revocation. Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Generally, the Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden, applying Chinese substantive law. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the “United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958).” Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

Economic Reform Issues

Although the Chinese government owns the majority of productive assets in China, during the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

•	We will be able to capitalize on economic reforms;

•	The Chinese government will continue its pursuit of economic reform policies;

•	The economic policies, even if pursued, will be successful;

•	Economic policies will not be significantly altered from time to time; and

•	Business operations in China will not become subject to the risk of nationalization.

Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

Over the last few years, China’s economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the Renminbi (RMB), restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy’s excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

To date, reforms to China’s economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China’s economic system will continue or that we will not be adversely affected by changes in China’s political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

Management’s Discussion and Analysis or Plan of Operation

Forward Looking Statements

The information in this discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Registrant’s capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “Intend”, “anticipate”, “believe”, estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. Actual events or results may differ materially. The Registrant disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Management’s Discussion and Analysis

Following the Merger Transaction, BBL became a direct subsidiary of the Registrant. The following discussion and analysis summarizes the significant factors affecting BBL’s results of operations for the fiscal year end 2006 compared to year 2005. This discussion and analysis should be read in conjunction with the financial statements and notes included with this report.

Results Of Operations

The following table presents the BBL’s audited statement of operations for the year ended December 31, 2006 as compared to the comparable period of the year ended December 31, 2005 for BBL. The discussion following the table is based on these results.

BEIJING BAO LONG LOGISTICS CO., LTD
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED December 31, 2006 AND 2005

	2006	2005

REVENUES:
Sales	$56,604,535	$40,704,142

COST OF SALES:
Cost of sales	39,446,005	28,696,084
Business tax and surcharges	1,822,162	1,322,665
Total cost of sales	41,268,167	30,018,749

GROSS PROFIT	15,336,368	10,685,393

GENERAL AND ADMINISTRATIVE EXPENSES	(1,183,567)	(978,666)

INCOME FROM OPERATIONS	1,4152,801	9,706,727
OTHER INCOME (EXPENSE):
Interest income	34,952	24,427
Non-operating income	19,704	65,669
Non-operating expense	(7,535)	(27,828)
Total other income (expense), net	47,121	62,268

INCOME BEFORE INCOME TAXES	14,199,922	9,768,995

INCOME TAX EXPENSE	4,643,589	3,198,371

NET INCOME	$9,556,333	$6,570,624

BEIJING BAO LONG LOGISTICS CO., LTD
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
THE YEAR ENDED December 31, 2006 AND 2005

	2006	2005

NET INCOME	$9,556,333	$6,570,624

OTHER COMPREHENSIVE INCOME

FOREIGN CURRENCY
TRANSLATION ADJUSTMENT	404,221	203,060

NET COMPREHENSIVE INCOME	$9,960,554	$6,773,684

Sales

Sales for the year ended December 31, 2006 totaled $56,604,535 compared to $40,704,142 for the year December 31, 2005, an increase of $15,900,393 or approximately 39%. The increase was due to the increased recognition from the consumer markets which resulted in more clients.

Gross Profit

Gross Profit for the year ended December 31, 2006 totaled $15,336,368 compared to $10,685,393 for the year ended December 31, 2005, an increase of $4,650,975 or approximately 44%. The increase was due to the increase in sales that is generated by more new clients.

General and administrative Expenses

Total operating expenses for the year ended December 31, 2006 totaled $1,183,567 compared to $978,666 for the year ended December 31, 2005. The increase in operating expenses of $204,901 was due to the increase in the salaries, advertisement expenses, transportation and maintenance fees.

Income (Loss) from Operations

Income (loss) from operations for the year ended December 31, 2006 was $14,152,801 as compared to income from operations of $9,706,727 for the year ended December 31, 2005, an increase of $4,446,074. The increase was due to increase in sales.

Net Income

Net income was $9,556,333 for the year ended December 31, 2006 compared to $6,570,624 for the same period in 2005, an increase of $2,985,709. The increase of net income resulted primarily from the increase in revenues and relatively lower increase in cost of revenue as discussed above.

Liquidity and Capital Resources

Cash has historically been generated from operations. Operations and liquidity needs are funded primarily through cash flows from operations and short-term borrowings. Cash and cash equivalents were $5,069,264 at December 31, 2006 and current assets totaled $14,026,608 at December 31, 2006. Total current liabilities were $2,216,741 at December 31, 2006. Working capital at December 31, 2006 was $11,809,867. We believe that the funds available to us are adequate to meet our operating needs for 2007. During 2006, net cash provided by operating activities was $9,028,348. Cash provided by financing activities was ($6,303,940) for 2006.

Working Capital Requirements

Historically operations and short term financing have been sufficient to meet our cash needs. We believe that we will be able to generate revenues from sales. However, our actual working capital needs for the long and short term will depend upon numerous factors, including operating results, competition, and the availability of credit facilities, none of which can be predicted with certainty. Future expansion will be limited by the availability of financing products and raising capital.

Off-Balance Sheet Arrangements

We have never entered into any off-balance sheet financing arrangements and have never established any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Plan of Operation

As a result of the closing of the Merger Transaction, the Registrant became a holding company and has no significant business operations or assets other than its interest in the only operating subsidiary, BBL, its accounting predecessor company. The Registrant’s operating subsidiaries’ short to mid-term strategic plan is to focus on market expansion in the Chinese domestic market. The long-term strategic goal is to focus on market expansion in the international market.

The Registrant may issue additional shares of capital stock to raise additional cash for working capital in the next twelve months. If the Registrant issues additional shares of capital stock, the stockholders will experience dilution in their respective percentage ownership in the Registrant. The Registrant has not decided on the amount of the cash needed for working capital at this point. Working capital will be used for expanding domestic market by establishing more production lines and purchasing new equipments.

Description of Property

The assets of the Registrant and its subsidiaries on a consolidated, post-merger basis include cash and cash equivalents, advances to suppliers, work-in-progress, prepaid expenses, long term note receivable, and property and equipment.

BBL’s headquarters are located at No. A156, Xi Guo Yuan, Yong Shun Village, Tongzhou District, Beijing, P.R. China, covering an area of 100 acres, including a standard storage warehouse of nearly 30,000 square meters with professional hoisting equipment. BBL has a total of approximately 962 employees.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of October 18, 2007, concerning shares of common stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Registrant, and (4) all directors and executive officers of the Registrant as a group:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(3)
Jing Jiang (2) PO Box 031-114 Shennan Zhong Road Shenzhen City PR China 518031	3,000,000	70.6%

All directors and executive officers as a group (1 person)	3,000,000	70.6%

(1)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.

(2)	Shares are held in the name of Cosell Investments, Ltd. Ms. Jiang is the President and sole stockholder of Cosell Investments, Ltd.

(3)	Based on 4,250,000 shares of Common Stock outstanding.

The following table sets forth the ownership of our common stock as of October 19, 2007 (after giving effect to the issuance of 89,192,441 shares of the Registrant’s common stock pursuant to the Merger Agreement) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.

Shareholders	No. of Shares	Percentage
Jing-Xue Sun	21,406,186	22.91%
Ying Zhang	14,270,791	15.27%
Hong-Cai Sun	8,027,320	8.59%
Yi-Xiang Yu	5,351,546	5.73%
Shenzhen Huayin Guaranty & Investment
Company Limited	5,619,124	6.01%
Jing Jiang	3,000,000	3.21%
All directors and named executive officers as	3,000,000	3.21%
a group (1 person, Jing Jiang)

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Change in Control Arrangements

Currently, there are no arrangements that would result in a change in control of the Registrant.

Directors and Executive Officers

Jing Jiang, Director, Secretary, President and Chief Financial Officer

Ms. Jiang, born in February 1982, age 25, has been employed as an internal auditor by Shanghai Bao Gang Group Limited from July 2004 until September 2006, where she audited and oversaw the company’s accounting transactions. She was then employed as the director and President by Cosell Investments Limited from February 2007 until present.

Ms. Jiang is a director with one other reporting company in the United States. There are no family relationships between Ms. Jiang and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Ms. Jiang (or any member of her immediate family) had or is to have a direct or indirect material interest.

Ms. Jiang has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Ms. Jiang has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Ms. Jiang has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Executive Compensation

Shown on the table below is information on the annual and long-term compensation for services rendered to the Registrant in all capacities, for the fiscal year ended December 31, 2006 (our first year in existence), paid by the Registrant to all individuals serving as the Registrant’s chief executive officer or acting in a similar capacity during the fiscal year ended December 31, 2006 (our first year in existence), regardless of compensation level. During the last completed fiscal year, the Registrant did not pay aggregate compensation to any executive officer in an amount greater than $100,000.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awarded		Options/ SARs (#)	LTIP payouts ($)	All Other Compensation
Haim Perlstein	Former President	2006	$0	0	0	2,200	(1)	0	0	0
	CEO

Chaim Limor	Former	2006	$0	0	0	800	(2)	0	0	0
	Secretary

To date, no compensation has been awarded to, earned by or paid to Ms. Jiang, in her capacity as chief executive officer, chief financial officer, chairman of the board, and Secretary of the Registrant.

Compensation of Directors

The directors of the Registrant have not received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.

Options

There are no options currently outstanding.

Certain Relationships and Related Transactions

Except as otherwise disclosed herein or incorporated herein by reference, there have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

Description of Securities

Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the Board of Directors may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Registrant’s common stock is traded on the OTCBB under the symbol “BCAE”. As of October 18, 2007, the market price for the Registrant’s common stock was $0.75 per share. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. There is currently minimal trading volume.

As of October 18, 2007, there were approximately 57 holders of record of the Registrant’s common stock.

The Registrant has no plans to declare cash dividends on its common stock in the future and has not declared any thus far during fiscal year 2007 or during the last two completed fiscal years. There are no restrictions that limit the ability of the Registrant to declare cash dividends on its common stock and the Registrant does not believe that there are any that are likely to do so in the future.

Legal Proceedings

The Registrant, its subsidiaries and its property are not a party to any pending legal proceeding.

Changes in and Disagreements with Accountants

Not applicable.

Recent Sales of Unregistered Securities

Not applicable

Indemnification of Directors and Officers

The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Item 3.02 Unregistered Sales of Equity Securities.

On or about October 19. 2007, the Registrant issued an aggregate of 89,192,441 shares of its common stock to the CBL Shareholders. The shares were issued as consideration in the Merger Transaction pursuant to the Merger Agreement, which is described above under Item 1.01 of this Current Report. The parties used a valuation of $0.75 per share for the issuance.

1. Section 4(2) of the Securities Act

The shares were issued to the CBL Shareholders without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act. Section 4(2) of the Securities Act exempts from registration “transactions by an issuer not involving any public offering.” To qualify for this exemption, the purchasers of the securities must (1) have enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment or be able to bear the investment's economic risk, (2) have access to the type of information normally provided in a prospectus, and (3) agree not to resell or distribute the securities to the public. In addition, the registrant cannot use any form of public solicitation or general advertising in connection with the offering.

The Registrant believes that all of the requirements to qualify to use the exemption from registration contained in Section 4(2) of the Securities Act have been satisfied in connection with the sale of its common stock to the Investors. Specifically, (1) the Registrant has determined that the Investors are knowledgeable and experienced in finance and business matters and thus are able to evaluate the risks and merits of acquiring the Registrant’s common stock; (2) the Investors have advised the Registrant that they are able to bear the economic risk of purchasing the common stock; (3) the Registrant has provided the Investors with access to the type of information normally provided in a prospectus; (4) pursuant to the Merger Agreement, the CBL Shareholders have agreed not to resell or distribute the securities to the public, except pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws; and (5) the Registrant did not use any form of public solicitation or general advertising in connection with the offering.

2. Regulation S under the Securities Act

In addition, the shares were issued to certain of the CBL Shareholders without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Regulation S under the Securities Act. The relevant requirements to qualify to use this exemption are described below.

The Registrant, which is located in the United States, believes that the issuance of its common stock to Jing-Xue Sun, Ying Zhang, Hong-Cai Sun, Yi-Xiang Yu, Jing-Shu Sun, Ruo-Gu Zhong, Yan Zhang, Xin-Hua Li, Zhong-Zhi Yu, Guo-Cai Wang, Shenzhen Huayin Guaranty & Investment Company Limited, Billion Hero Investments Limited, ARJUNO Investments Limited, Innovation Gainings Investments Limited, Even Bright Investment Limited, Volento Investments Limited, Nation City Investments Limited, and Quick Agent Investments Limited (the “Offshore CBL Shareholders”) constituted an offshore transaction. Each of the Offshore CBL Shareholders is a resident of China. At the time the Registrant offered to issue its shares to the Offshore CBL Shareholders, each of the Offshore CBL Shareholders was located in China. Furthermore, at the time the Registrant issued its common stock to the Offshore CBL Shareholders, the Registrant reasonably believed that each of the Offshore CBL Shareholders was outside the United States. As a result, the Registrant believes that these facts enable it to also rely on Regulation S for an exemption from the registration requirements of Section 5 of the Securities Act with respect to the issuances to the Offshore CBL Shareholders.

Item 5.01 Changes in Control of Registrant.

Immediately prior to the completion of the Merger Transaction, Jing Jiang controlled the Registrant by virtue of his holdings in the Registrant’s common stock. With the completion of the Merger Transaction, Jing-Xue Sun, Ying Zhang, Hong-Cai Sun, Yi-Xiang Yu, and Shenzhen Huayin Guaranty & Investment Company Limited own more than five percent of the outstanding securities of the Registrant.

For information about the Merger Transaction, please see the information set forth above under Item 1.01 and Item 2.01 of this Current Report, which information is incorporated hereunder by this reference.

Item 5.06 Change in Shell Company Status.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Merger Transaction. As a result of the Merger Transaction, the Registrant has acquired subsidiaries that possess operating businesses. Consequently, the Registrant believes that the Merger Transaction has caused it to cease to be a shell company. For information about the Merger Transaction, please see the information set forth above under Item 1.01 and Item 2.01 of this Current Report, which information is incorporated hereunder by this reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The following financial statements are hereby included as part of this Current Report.

Beijing Baolong Logistics Company Limited

Report of Independent Registered Public Accounting Firm
Balance Sheets at December 31, 2006 and 2005
Statements of Operations for the Periods Ended December 31, 2006 and 2005
Statements of Cash Flows for the Periods Ended December 31, 2006 and 2005
Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2006 and 2005
Notes to Financial Statements

Condensed Consolidated Balance Sheet as of June 30, 2007 (unaudited)
Condensed Consolidated Statements of Income for the six months ended June 30, 2007 (unaudited)
Condensed Consolidated Statements of Comprehensive Income for the six months ended June 30, 2007 (unaudited)
Condensed Consolidated Statements of Stockholders’ Equity for the six months ended June 30, 2007 (unaudited)
Condensed Consolidated Statements of Cash Flow for the six months ended June 30, 2007 (unaudited)
Notes to Financial Statements

(b) Pro forma financial information.

The following pro forma financial statements are hereby included as part of this Current Report.

Best Care, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2007
Unaudited Pro Forma Condensed Consolidated Statement of Operations as of December 31, 2006
Unaudited Pro Forma Condensed Consolidated Statement of Operations as of June 30, 2007

(c) Exhibits.

10.1
Agreement and Plan of Merger, dated as of October 19, 2007, among the Registrant, BCI Merger Sub, Inc. (“SUB”), China Baolong Logistic Limited(“CBL”), Jing-Xue Sun, Ying Zhang, Hong-Cai Sun, Yi-Xiang Yu, Jing-Shu Sun, Ruo-Gu Zhong, Yan Zhang, Xin-Hua Li, Zhong-Zhi Yu, Guo-Cai Wang, Shenzhen Huayin Guaranty & Investment Company Limited, Billion Hero Investments Limited, ARJUNO Investments Limited, Innovation Gainings Investments Limited, Even Bright Investment Limited, Volento Investments Limited, Nation City Investments Limited, and Quick Agent Investments Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2007	BEST CARE, INC.

/s/ Jing Jiang
Jing Jiang
Chairman of the Board &
Chief Executive Officer

BEIJING BAOLONG LOGISTICS CO., LTD.

Financial Statements
For the Years Ended
December 31, 2006 and 2005

BEIJING BAOLONG LOGISTICS CO., LTD.

TABLE OF CONTENTS

PAGE
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS:	1

Balance Sheets, December 31, 2006 and 2005	2

Statements of Income for the Years Ended December 31, 2006 and 2005	4

Statements of Comprehensive Income for the Years Ended December 31, 2006 and 2005

Statements of Stockholders' Equity for the Years Ended December 31, 2006 and 2005	5

Statements of Cash Flows for the Years Ended December 31, 2006 and 2005	6-7

Notes to Financial Statements	8-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Beijing Baolong Logistics Co., Ltd.
Beijing, People´s Republic of China

We have audited the accompanying balance sheets of Beijing Baolong Logistics Co., Ltd. as of December 31, 2006 and 2005, and the related statements of income, comprehensive income, stockholders´ equity, and cash flows for the years then ended. These financial statements are the responsibility of Beijing Baolong Logistics Co., Ltd.´s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Baolong Logistics Co., Ltd. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended , in conformity with accounting principles generally accepted in the United States of America.

Farber Hass Hurley & McEwen LLP
Camarillo, California
August 8, 2007

BEIJING BAOLONG LOGISTICS CO., LTD.
BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS

CURRENT ASSETS:	-
Cash and cash equivalents	$5,069,264	$2,835,425
Trade accounts receivable	1,321,290	1,465,111
Dividends advanced to shareholders	7,636,054	5,658,224
Prepaid expenses and other current assets	-	46,651

Total current assets	14,026,608	10,005,411

PREPAID EXPENSES – non current	31,881	38,680
PROPERTY AND EQUIPMENT, Net of accumulated depreciation	1,737,830	1,311,956

TOTAL ASSETS	$15,796,319	$11,356,047

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,076,840	$698,230
Taxes payable	1,139,901	734,853
Total current liabilities	2,216,741	1,433,083
STOCKHOLDERS' EQUITY:
Paid in capital	2,420,000	2,420,000
Statutory earnings reserve	1,218,884	1,153,679
Retained earnings	9,333,582	6,146,394
Accumulated other comprehensive income (primarily cumulative translation adjustment)	607,112	202,891
TOTAL STOCKHOLDERS' EQUITY	13,579,578	9,922,964

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$15,796,319	$11,356,047

See accompanying notes.

BEIJING BAOLONG LOGISTICS CO., LTD.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
REVENUES:
Sales	$56,604,535	$40,704,142

COST OF SALES:
Cost of sales	39,446,005	28,696,084
Business tax and surcharges	1,822,162	1,322,665
Total cost of sales	41,268,16	30,018,749

GROSS PROFIT	15,336,368	10,685,393

GENERAL AND ADMINISTRATIVE EXPENSES	(1,183,567)	(978,666)

INCOME FROM OPERATIONS	14,152,801	9,706,727

OTHER INCOME (EXPENSE):
Interest income	34,952	24,427
Non-operating income	19,704	65,669
Non-operating expense	(7,535)	(27,828)
Total other income (expense), net	47,121	62,268

INCOME BEFORE INCOME TAXES	14,199,922	9,768,995

INCOME TAXES	4,643,58	3,198,371

NET INCOME	$9,556,333	$6,570,624

See accompanying notes.

BEIJING BAOLONG LOGISTICS CO., LTD.
STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

2006	2005
NET INCOME	$9,556,333	$6,570,624

OTHER COMPREHENSIVE INCOME

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	404,221	203,060
NET COMPREHENSIVE INCOME	$9,960,554	$6,773,684

See accompanying notes.

BEIJING BAOLONG LOGISTICS CO., LTD.
STATEMENTS OF STOCKHOLDERS´ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Paid-in Capital		Statutory Earnings Reserve	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity

Balance, December 31, 2004	$2,420,000		$504,313	$3,088,017	$(169)	$6,012,161
Dividends paid	0		0	(2,862,881)	0	(2,862,881)
Foreign currency translation adjustment	0		0	0	203,060	203,060
Net income for the year ended December 31, 2005	0		649,366	5,921,258	0	6,570,624
Balance, December 31, 2005	2,420,000		1,153,679	6,146,394	202,891	9,922,964
Dividends paid	0		0	(6,303,940)	0	(6,303,940)
Foreign currency translation adjustment	0		0	0	404,221	404,221
Net income for the year ended December 31, 2006	0		65,205	9,491,128	0	9,556,333
Balance, December 31, 2006	$2,420,000	$	l,218,884	$9,333,582	$607,112	$13,579,578

See accompanying notes.

BEIJING BAOLONG LOGISTICS CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,556,333	$6,570,624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	256,852	189,197
Changes in operating assets and liabilities:
Trade accounts receivable	189,478	(525,331)
Due from related party	(1,749,537)	(2,423,802)
Advances to suppliers	-	50,235
Prepaid expenses	47,241	(15,581)
Long-term prepaid expenses	7,942	(38,124)
Accounts payable and accrued expenses	347,680	320,047
Taxes payable	372,359	100,924
Net cash provided by operating activities	9,028,348	4,228,189

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment	(630,464)	(385,354)
Net cash (used by) investing activities	(630,464)	(385,354)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(6,303,940)	(2,862,881)
Net cash (used by) financing activities	(6,303,940)	(2,862,881)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	139,895	58,817
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,233,839	1,038,771

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,835,425	1, 796,654

CASH AND CASH EQUIVALENTS, END OF YEAR	$5,069,264	$2,835,425

See accompanying notes.

BEIJING BAOLONG LOGISTICS CO., LTD
STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

CASH PAID DURING THE PERIOD FOR:

Taxes	$7,392,497	$2,947,733

See accompanying notes

BEIJING BAOLONG LOGISTICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and History of Company – Beijing Baolong Logistics Co., Ltd. (hereinafter referred to as the "Company") was organized in March 2000, under the laws of the People's Republic of China ("PRC"). The Company engages mainly in the distribution of books to retail book sellers and the distribution of raw logs to sawmills and papermills. The Company's corporate offices are in Beijing, PRC and it has satellite offices in most provinces of the PRC.

Basis of Presentation – The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Yuan Renminbi ("CNY"); however, the accompanying financial statements have been translated and presented in United States dollars.

Foreign Currency Translation – As of December 31, 2006, the accounts of the Company were maintained, and its financial statements were expressed, in CNY. Such financial statements were translated into U.S. Dollars ("USD") in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", with the CNY as the functional currency. According to the Statement, all assets and liabilities of the Company are translated at the exchange rate as of the balance sheet date, stockholders' equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders' equity. Transaction gains and losses are reflected in the income statement.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from those estimates.

Risks and Uncertainties – The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and operating in PRC under its various laws and restrictions.

Cash and Cash Equivalents – For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk – Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its temporary cash investments in reputable financial institutions in the PRC, which are fully insured by the government.

Trade Accounts Receivable – Trade accounts receivable are recorded on shipment of products to customers and generally due net 30 days. The trade receivables are not collateralized and interest is not accrued on past due accounts. Periodically, management reviews the adequacy of its provision for doubtful accounts based on historical bad debt expense results and current economic conditions using factors based on the aging of its accounts receivable. Additionally, the Company may identify additional allowance requirements based on indications that a specific customer may be experiencing financial difficulties. Actual bad debt results could differ materially from these estimates. At December 31, 2006, management set the bad debt reserve at $0.

BEIJING BAOLONG LOGISTICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment - Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates property and equipment us ng the straight-line method as follows:

Office Equipment	5 years
Vehicles	5 - 10 years
Vehicles	5 - 10 years

Long-Lived Assets – The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. In such circumstances, those assets are written down to estimated fair value. The Company recognized no impairment charge in 2006 or 2005.

Fair Value Measurements – In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements, and does not require any new fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. The Statement is effective for the fiscal years beginning after November 15, 2007. The Company is assessing SFAS No. 157 and has not determined the impact of the adoption of SFAS No. 157 will have its results of operations or financial position.

Statutory Reserves – The laws and regulations of the People's Republic of China require that before an enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include surplus reserve fund and common welfare fund. These statutory reserves represent restricted retained earnings.

Surplus Reserve Fund – The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company's registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. For the years ended December 31, 2006 and 2005, the Company transferred $649,366 and $65,205, respectively, of the year's net income determined in accordance with PRC accounting rules and regulations, to this reserve. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

BEIJING BAOLONG LOGISTICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Common Welfare Fund – The Company is required to transfer 5% to 10% of its net income, as determine in accordance with the PRC accounting rules and regulations, to the statutory common welfare fund. For the years ended December 31, 2006 and 2005, the Company transferred approximately $478,000 and $329,000, respectively, of the year's net income determined in accordance with PRC accounting rules and regulations, to this reserve. This fund can only be utilized on capital items for the collective benefit of the Company's employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The transfer to this fund must be made before distribution of any dividend to shareholders.

Revenue Recognition Policy – The Company recognizes revenue when goods are shipped, when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. The Company is required to collect a 3% value-added-tax ("VAT") on each sale. Gross revenues do not include this VAT which is remitted to the government quarterly.

Advertising – The Company expenses all advertising as incurred. Advertising expenses for the years ended December 31, 2006 and 2005 were $520,729 and $367,198, respectively.

Income Taxes – The Company is governed by the Income Tax Laws of the PRC. Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax ("EIT") is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.

Foreign Currency Translation – These financial statements are presented in United States of America dollars. The books and records of the Company are measured using the Chinese Yuan Renminbias, the functional currency. Assets, liabilities and equity accounts of the Company are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity.

Recent Accounting Pronouncements – In February 2007, the FASB issued SFAS No. 159, which permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 also includes an amendment to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which applies to all entities with available-for-sale and trading securities. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is assessing the impact of SFAS No. 159 and has not determined whether it will have a material impact on the Company's results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements, and does not require any new fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. The Statement is effective for the fiscal years beginning after November 15, 2007. The Company is assessing SFAS No. 157 and has not determined the impact the adoption of SFAS No. 157 will have on its results of operations or financial position.

BEIJING BAOLONG LOGISTICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2006, the FASB issued FASB Interpretation No.48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109" (FIN 48). The Interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with SFAS No, 109, "Accounting for Income Taxes." Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related de-recognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is assessing FIN 48 and has not determined the impact that the adoption of FIN 48 will have on its consolidated financial statements.

2.	DIVIDENDS ADVANCED TO SHAREHOLDERS

The Company has paid dividends to the Company Shareholders in advance of the requirements of the laws of the PRC. These advances are repayable to the Company upon demand and bear no interest.

3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2006:
	2006	2005
Office equipment	$110,764	$90,717
Vehicles	2,119,924	739,170
Machinery	123,735	122,328

Total property and equipment	2,354,423	952,215

Less accumulated depreciation	616,593	359,741
Property and equipment, net	$1,737,830	$1,311,956

BEIJING BAOLONG LOGISTICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

4.	COMMITMENTS AND CONTINGENCIES

Lease

The Company leases land at its multiple locations from the local government through real estate leases with a 1 to 5 year term that expire on various dates. The lease requires an annual rental payment of approximately $957,000. This operating lease is renewable at the end of the 30 year term.

Future minimum lease payments are as follows:

December 31, 2007	$957,048
December 31, 2008	981,793
December 31, 2009	792,380
December 31, 2010	716,957
December 31, 2011	715,318
Thereafter	-0-

Total lease payments	$4,163,496

5.	RELATED PARTY TRANSACTIONS

The Company leases a branch office in the city of Shen Yang, PRC from the Company's Chairman and CEO, Mr. Sun Xue Jing. The Company's Chairman and the Company's Chief Financial Officer are husband and wife. Lease payments amounted to $122,187 and $101,822, respectively, in the years ended December 31, 2006 and December 31, 2005.

Best Care, Inc.
Beijing Baolong Logistics Co., Ltd.
PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
JUNE 30, 2007

Line Item	Beijing Baolong Logistics Co., Ltd. Reviewed F/S 06/30/2007	Best Care, Inc. 10QSB 06/30/2007	Adjustments		Pro Forma

ASSETS

Cash	6,229,561	13,115	-		6,242,676
Accounts receivable	738,623	-	-		738,623
Other receivables	5,903,359	-	-		5,903,359
Prepaid expenses and other current assets	1,032	-	-		1,032
Deposit	-	500	-		500
Long-term prepaid expenses	127,124	-	-		127,124
Intangible assets	39,362	-	-		39,362
Property and equipment	1,262,714	-	-		1,262,714

TOTAL ASSETS	14,301,775	13,615	-		14,315,390

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:

Accounts payable and accrued expenses	1,470,343	4,757	-		1,475,100
Taxes payable	1,871,086	-	-		1,871,086
Due to stockholder	-	575	-		575

Total liabilities	3,341,429	5,332			3,346,761

SHAREHOLDERS' EQUITY (DEFICIT):

Preferred stock	-	-			-
Common stock	-	4,250	89,193	(1)	93,443
Paid in capital	2,420,000	61,250	(66,894,331)	(1)	8,797,267
			66,805,138	(1)
			(2,420,000)	(2)
			8,825,210	(2)
Statutory earning reserve	1,218,884	-	-		1,218,884
Retained earnings	6,405,210	(57,217)	(6,405,210)	(2)	(57,217)
Foreign currency translation	916,252	-			916,252

Total shareholders' equity (deficit)	10,960,346	8,283			10,968,629

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	14,301,775	13,615	-		14,315,390

Proforma Statements Beijing Baolong Logistics Best v4

Best Care, Inc.
Beijing Baolong Logistics Co., Ltd.
PRO FORMA CONDENSED INCOME STATEMENT-FYE (UNAUDITED)
DECEMBER 31, 2006

Line Item	Beijing Baolong Logistics Co., Ltd. Audited F/S 12/31/2006	Best Care, Inc. 10KSB 12/31/2006	Adjustments		Pro Forma

REVENUES
Sales	56,604,535	-			56,604,535
TOTAL REVENUES	56,604,535	-			56,604,535

COST OF SALES
Cost of sales	39,446,005				39,446,005
Business tax and surcharges	1,822,162				1,822,162
TOTAL COST OF SALES	41,268,167	-			41,268,167

GROSS PROFIT	15,336,368	-			15,336,368

GENERAL AND ADMINISTRATIVE EXPENSES	(1,183,567)	(32,607)			(1,216,174)

INCOME FROM OPERATIONS	14,152,801	(32,607)			14,120,194

OTHER INCOME (EXPENSE):
Interest income	34,952	-			34,952
Non-operating income	19,704	-			19,704
Non-operating expense	(7,535)	-			(7,535)
TOTAL OTHER INCOME, NET	47,121	-			47,121

INCOME BEFORE INCOME TAXES	14,199,922	(32,607)			14,167,315

INCOME TAXES	4,643,589	-			4,643,589

NET INCOME	9,556,333	(32,607)			9,523,726

OTHER COMPREHENSIVE INCOME
Foreign currency translation	404,221	-			404,221

COMPREHENSIVE LOSS	9,960,554	(32,607)			9,927,947

BASIC AND DILUTED LOSS PER SHARE		(0.01)			0.11

WEIGHTED AVERAGE SHARES OUTSTANDING		3,488,889	89,192,441	(1)	92,681,330

Proforma Statements Beijing Baolong Logistics Best v4

Best Care, Inc.
Beijing Baolong Logistics Co., Ltd.
PRO FORMA CONDENSED INCOME STATEMENT-INT (UNAUDITED)
JUNE 30, 2007

Line Item	Beijing Baolong Logistics Co., Ltd. Reviewed F/S 06/30/2007	Best Care, Inc. 10QSB 06/30/2007	Adjustments		Pro Forma

REVENUES
Sales	34,919,923	-			34,919,923
TOTAL REVENUES	34,919,923	-			34,919,923

COST OF SALES
Cost of sales	22,807,237				22,807,237
Business tax and surcharges	1,119,993				1,119,993
TOTAL COST OF SALES	23,927,230	-			23,927,230

GROSS PROFIT	10,992,693	-			10,992,693

GENERAL AND ADMINISTRATIVE EXPENSES	(680,493)	(24,610)			(705,103)

INCOME FROM OPERATIONS	10,312,200	(24,610)			10,287,590

OTHER INCOME (EXPENSE):
Interest income	18,423	-			18,423
Non-operating income	-	-			-
Non-operating expense	(2,486)	-			(2,486)
TOTAL OTHER INCOME, NET	15,937	-			15,937

INCOME BEFORE INCOME TAXES	10,328,137	(24,610)			10,303,527

INCOME TAXES	3,408,285	-			3,408,285

NET INCOME	6,919,852	(24,610)			6,895,242

OTHER COMPREHENSIVE INCOME
Foreign currency translation	309,140	-			309,140

COMPREHENSIVE LOSS	7,228,992	(24,610)			7,204,382

BASIC AND DILUTED LOSS PER SHARE		(0.01)			0.08

WEIGHTED AVERAGE SHARES OUTSTANDING		4,250,000	89,192,441	(1)	93,442,441

Proforma Statements Beijing Baolong Logistics Best v4

Best Care, Inc.
Beijing Baolong Logistics Co., Ltd.
PRO FORMA ADJUSTMENTS (UNAUDITED)

Line Item	DEBIT	CREDIT

(1)
Paid in capital (Best Care, Inc.)	66,894,331
Common stock (Best Care, Inc.)		89,193
Paid in capital (Best Care, Inc.)		66,805,138
To record the issuance of 89,192,441 shares of Best Care, Inc.for 100% ownership interest in Beijing Baolong Logistics Co., Ltd., valued at current price of $0.75/share

(2)
Paid in capital (Best Care, Inc.)		8,825,210
Paid in capital (Beijing Baolong Logistics Co., Ltd.)	2,420,000
Retained earnings (Beijing Baolong Logistics Co., Ltd.)	6,405,210
To record the allocation of the purchase price and the net assets acquired.

Proforma Statements Beijing Baolong Logistics Best v4

BEST CARE, INC.
NOTES TO PRO FORMA CONDENSED
FINANCIAL STATEMENTS
(UNAUDITED)

NOTE A: The pro forma adjustments to the condensed balance sheet at June 30, 2007 are as follows:

(1)	Reflects the final issuance of the Company’s common stock, 89,192,441 shares in exchange for 100% ownership interest in Beijing Baolong Logistics Co., Ltd.

(2)	Reflects the allocation of the equity of Beijing Baolong Logistics Co., Ltd. to the appropriate accounts for the Company.

The Company is still in the process of evaluating the fair value of the assets acquired and the liabilities assumed in order to make a final determination of the cost in excess of net assets acquired. Accordingly, the purchase accounting information is preliminary and has been made sole for the purpose of developing such pro forma condensed financial information. Based on current information, the preliminary determination of the cost in excess of net assets acquired should not materially differ from the final determination.